Exhibit 10.14

CONSENT TO ASSIGNMENT AGREEMENT

This Consent to Assignment Agreement (this “Consent”), dated for reference purposes August 29, 2008, is made by R.B. INCOME PROPERTIES, a California limited partnership, (“Landlord”), to VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Assignor”), and ZOGENIX, INC., a Delaware corporation (“Assignee”).

R E C I T A L S :

A. Landlord and Assignor entered into that certain Office Lease dated as of February 2, 2005, as amended by that certain First Amendment to Lease dated August 28,2008 (collectively, the “Lease”), whereby Landlord leased to Assignor and Assignor leased from Landlord approximately 12,929 rentable (12,415 usable) square feet of space commonly known as Suite 200 (the “Premises”) and located on the second floor of the building (the “Building”) located at 12671 High Bluff Drive, San Diego, California.

B. Assignor desires to assign to Assignee (effective on September 1, 2008), all of its right, title, and interest in, to and under the Lease pursuant to the provisions of that certain Assignment and Assumption of Lease dated as of August 29, 2008, between Assignor and Assignee (the “Assignment”), a copy of which Assignment is attached hereto as Exhibit A and incorporated by reference herein.

C. Assignor and Assignee desire to obtain Landlord’s consent to the Assignment and Landlord is willing to consent to the Assignment on the following terms and conditions.

A G R E E M E N T :

1. Consent; Assumption and No Release. Subject to the terms and conditions of this Consent, effective as of September 1, 2008 (the “Effective Date”), Landlord hereby consents to the Assignment on the terms of this Consent. Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of the Tenant under the Lease and the obligations of Assignee under the Assignment. Notwithstanding the Assignment or Landlord’s consent thereto, Assignor shall remain fully liable for the payment of rents and for the performance of all other obligations of the Tenant under the Lease.

2. Subsequent Assignments. This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Assignee or any person claiming under or through Assignee of the obligation to obtain the consent of Landlord, pursuant to Article 13 of the Lease, to any future assignment or sublease. Notwithstanding the foregoing, Landlord may consent to subsequent sublettings and assignments of the Lease without notifying Assignor or anyone else liable under the Lease and without obtaining their consent and such action shall not relieve such persons from liability.

3. Default under the Lease. In the event of any default of Assignee under the Lease, Landlord may proceed directly against Assignee, any guarantors or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.

4. Letter of Credit. Assignee shall obtain and deliver to Landlord on or before the Effective Date of this Consent the Replacement Letter of Credit required under Section 5 of the Assignment. Assignee shall cooperate with Assignor to have Landlord cancel Assignor’s Letter of Credit return same to the issuer.

5. Effectiveness of Consent. The effectiveness this Consent is subject to and conditioned upon (i) the full execution and delivery by and among the parties of the Assignment and this Consent on or before the Effective Date of this Consent; and (ii) the delivery to Landlord of the replacement Letter of Credit required pursuant to Section 5 of the Assignment, in form satisfactory to Landlord, on or before the Effective Date.

6. Brokerage Commission. Assignor and Assignee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Assignment and Assignor and Assignee agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

7. No Waiver. Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease. In addition, the acceptance of rents by Landlord from Assignee or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

8. Binding Effect. This Consent shall not be effective and the Assignment shall not be valid or binding on Landlord unless and until a fully executed original counterpart of the Assignment and this Consent are delivered to Landlord.

9. Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

10. Capitalized Terms. All initial capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease. In the event of any conflict between the Assignment and this Consent, the provisions of this Consent shall control.

[Signature page immediately follows.]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

“Assignee”:

ZOGENIX, INC.,
a Delaware corporation
By:	/s/ David Nassif
Name:	David Nassif
Its:	CFO

By:
Name:
Its:

“Assignor”:

VERUS PHARMACEUTICALS, INC.,
a Delaware corporation
By:	/s/ Richard G. Vincent
Name:	Richard G. Vincent
Its:	CFO

By:	/s/ Robert W. Keith
Name:	Robert W. Keith
Its:	CEO

“Landlord”:

R.B. INCOME PROPERTIES, a California limited partnership

By:	RBI PROPERTY MANAGEMENT, LLC, a California limited liability company, as General Partner
	By:	/s/ THOMAS G. BLAKE
THOMAS G. BLAKE, President

EXHIBIT A

THE ASSIGNMENT

[ATTACHED]

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (this “Assignment”), dated for reference purposes August 29, 2008, is made by and between VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Assignor”), and ZOGENIX, INC., a Delaware corporation (“Assignee”).

R E C I T A L S :

A. Assignor is the tenant under that certain Office Lease dated as of February 2, 2005, as amended by that certain First Amendment to Lease dated August 28, 2008 (collectively, the “Lease”), between R.B. INCOME PROPERTIES, a California limited partnership (“Landlord”), as landlord, and Assignor, as tenant, for approximately 12,929 rentable (12,415 usable) square feet of space commonly known as Suite 200 (the “Premises”), located on the second floor of that certain office building located at 12671 High Bluff Drive, San Diego, California (the “Building”).

B. Assignor desires to assign its right, title and interest in, to and under the Lease and the Premises to Assignee, and Assignee desires to accept such assignment upon and subject to all of the terms and conditions hereinafter set forth.

A G R E E M E N T :

1. Assignment and Assumption. Subject to the terms and conditions of this Assignment, effective as of September 1, 2008 (the “Effective Date”), Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and the Premises (including all of Assignor’s right, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease), and Assignee hereby accepts such assignment, assumes all of Assignor’s obligations under the Lease, agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder from and after the effective date hereof. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment.

2. Effectiveness Contingent Upon Landlord’s Consent. Assignor and Assignee acknowledge and agree that, pursuant to the terms of the Lease, Landlord’s consent is required prior to any assignment of the Lease. Assignor and Assignee expressly acknowledge and agree that the effectiveness this Assignment is subject to and conditioned upon (i) the full execution and delivery by and among the parties of that certain Consent to Assignment Agreement (the “Consent”) on or before the Effective Date, and (ii) the delivery to Landlord of the replacement Letter of Credit required pursuant to Section 5 below.

3. Condition of Premises. The Premises shall be delivered by Assignor to Assignee in “As Is” condition with all “FF&E” (as that term in defined in Section 4, below) and all other leasehold improvements located thereon, collectively for a total purchase price of One Dollar ($1.00).

4. Furniture, Fixtures, and Equipment. Notwithstanding anything to the contrary contained herein, Assignor and Assignee shall agree upon which furniture, fixtures, cabinets, book shelves, appliances, and equipment currently existing in the Premises (the “FF&E”), shall be transferred to Assignee from Assignor in fee (without any liens, or other encumbrances) concurrently with the execution and delivery hereof.

5. Security Deposit. Assignee acknowledges that Assignor has deposited with Landlord pursuant to Section 4.05 of the Lease as security for the performance by Assignor of its obligations under the Lease a Letter of Credit (as defined in the Lease). As a condition to the effectiveness of this Assignment, Assignee shall obtain and deliver to Landlord on or before the Effective Date a replacement letter of credit (“Replacement Letter of Credit”) in the amount and on the other terms and conditions required under Section 4.05 of the Lease. Assignee shall cooperate with Assignor to have Landlord cancel Assignor’s Letter of Credit return same to the issuer.

6. Payment of Base Rent. Assignee shall not be required to pay the Base Rent required to be paid under the Lease until December 1, 2008. Upon execution of this Assignment, Assignor will pre-pay to Landlord the Base Rent required to be paid under the Lease for the months of September, October and November 2008.

7. Payment of Assignee’s Existing Base Rent. Upon execution of this Assignment, Assignor agrees to pay the portion of Assignee’s existing base rent obligation per the attached Side Letter Agreement attached hereto as Exhibit A.

8. Further Assurances. Assignor and Assignee hereby covenant that each will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Assignment.

9. Enforcement by Landlord. The provisions of this Assignment shall inure to the benefit of and be enforceable by Landlord.

10. Successors. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and to their respective successors, transferees and assigns.

11. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

12. Governing Law. This Assignment shall be governed by and construed in accordance with California law.

13. Entire Agreement. This Assignment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Assignment may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord.

14. Headings. The headings of the paragraphs of this Assignment are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment effective as of the date first above written.

“ASSIGNOR”

VERUS PHARMACEUTICALS, INC.,
a Delaware corporation
By:	/s/ Robert W. Keith
Name:	Robert W. Keith
Its:	President & Chief Operating Officer

By:	/s/ Richard G. Vincent
Name:	Richard G. Vincent
Its:	Chief Financial Officer

“ASSIGNEE”

ZOGENIX, INC.,
a Delaware corporation
By:	/s/ David Nassif
Name:	David Nassif
Its:	CFO

By:
Name:
Its:

EXHIBIT A

SIDE LETTER AGREEMENT

[ATTACHED]

August 29, 2008

Mr. David Nassif

Executive VP & Chief Financial Officer

Zogenix, Inc.

11682 El Camino Real, Suite 320

San Diego CA 92130

Re: Side Letter Agreement (the “Side Letter”) by and between Verus Pharmaceuticals, Inc., a Delaware corporation (“Verus”), and Zogenix, Inc., a Delaware corporation (“Zogenix”)

Dear Mr. Nassif:

Reference is made to the Assignment and Assumption of Lease by and between Verus and Zogenix dated August 29, 2008 (the “Assignment”). Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Assignment.

A. In accordance with Section 7 of the Assignment, Verus and Zogenix hereby agree as follows:

1. Zogenix shall make earnest and good faith efforts to sublet or otherwise assign or transfer (“Transfer”) Zogenix obligations for base rent pursuant to the Office sublease dated as of March 20, 2007 between TBA Entertainment Corporation, as landlord, and Zogenix, as tenant, for approximately 4,193 rentable square feet of space commonly known as Suite 320, located on the third floor of that certain office building located at 11682 El Camino Real, San Diego, California 92130 (the “Zogenix Lease”).

2. In the event that Zogenix is unable to Transfer its obligations for base rent under the Zogenix Lease on or before February 1, March 1 or April 1, 2009, Verus shall pay a portion of Zogenix base rent in the amount of Fourteen Thousand Eight Hundred Ninety Nine Dollars and Eighty-Three ($14,899.83) (each, a “Payment”) no later than the last day of each such calendar month during which a Transfer has not concluded.

3. Verus’ obligation for Payment is expressly conditioned upon Zogenix performance of its obligation set forth in Section A(l) hereof.

4. Verus’ obligation for Payment shall terminate concurrently with Zogenix Transfer of its base rent obligations under the Zogenix Lease at any time during the period commencing on February 1, 2009 and concluding on April 30, 2009. In the event a Transfer is concluded within a month, Verus shall only be obligated to pay a pro-rated portion of the Payment for such month.

5. Notwithstanding anything else herein to the contrary, in no circumstance shall Verus have any obligation for Payment prior to February 1, 2009 or on or after May 1, 2009.

B. In accordance with Section 4 of the Assignment, Verus and Zogenix hereby agree as follows:

1. Except for those items set forth on Exhibit 1 to this Side Letter (“Verus FF&E”), all other furniture, fixtures, cabinets, book shelves, appliances, and equipment currently existing on the Premises as of the effective date of the Assignment shall constitute FF&E and shall be transferred to Zogenix in accordance with the terms of the Assignment.

2. Verus shall retain all right title and interest in and to the Verus FF&E.

3. Zogenix agrees that the Verus FF&E shall be allowed to reside in the same space and location on and after the Assignment as prior thereto, and shall be allowed to remain there during the term of Verus’ continued occupancy of the Premises after the Assignment and for a reasonable period of time thereafter.

If Zogenix agrees to the foregoing, please execute two counterparts of this Side Letter and return one fully executed counterpart to the undersigned.

Sincerely yours,

VERUS PHARMACEUTICALS, INC.

/s/ Richard Vincent
Richard Vincent
Chief Financial Officer

AGREED AND ACCEPTED BY:

ZOGENIX, INC.

/s/ David Nassif
David Nassif
Executive VP & Chief Financial Officer

2

SCHEDULE 1

Verus F,F&E - Excluded Assets Listing

The information is provided pursuant to the Assignment and Assumption of Lease Agreement between Verus and Zogenix.

DESCRIPTION	LOCATION	QUANTITY
IT Rack and all related equipment contained therein	IT room	1

Any desktop computers and peripheral equipment contained in the suite (other than the Board room)	IT room and certain offices / cubes	Various

HP Laser Jet (4), Kyocera FS-7028M (1) and Brother MFC (2) printer / copy / fax machines and adjoining printer cabinets (2)	Various locations	7

Computer equipment, peripherals and items of a personal nature actively used by Verus / Meritage employees or consultants (including desktop printers / fax machines / desktop lamps)	Various offices or cubes	~15 Configurations

King Fire Proof Cabinets	Supply room	2

InView Projectors	IT room or Rich Vincent’s office	4

Small Refrigerator	David Luo office	1

All Cell Phones, entire telephone system and 1 Polycom system (2 Polycom’s will be part of the Zogenix purchase)	Throughout office and conference rooms	Various

Folding table, microwave and toaster	Kitchen	3

Rolling cart and flipchart	Supply room	1 each

CONFIDENTIAL

1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”), dated for reference purposes and effective as of August 28, 2008 (the “Effective Date”), is made and entered into by and between R.B. INCOME PROPERTIES, a California limited partnership (“Landlord”) and VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated February 2, 2005, as amended by that certain First Amendment to Lease dated August 14, 2008 (collectively, the “Lease”) for the lease of those certain premises consisting of approximately 12,929 rentable square feet of space commonly known as Suite 200 (the “Premises”), located on the second floor of that certain office building located at 12671 High Bluff Drive (the “Building”) located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Del Mar Corporate Plaza (the “Project”), which is more particularly described in the Lease.

B. Capitalized terms used in this First Amendment not otherwise defined herein shall have the meaning as set forth in the Lease.

C. Landlord and Tenant now desire to amend the Lease upon the terms and conditions set forth herein.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LANDLORD AND TENANT HEREBY AGREE TO AMEND THE LEASE AS FOLLOWS:

1. Deletion of Sections of Lease. Sections 3.04, 4.01 (b) and (c), 9.02 (to the extent relating to Building signage rights) and 19.03 be, and they hereby are deleted in their entirety and shall be of no further force or effect.

2. Scope of Amendment/Ratification. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, This First Amendment may not be amended or modified except by written instrument executed by all the parties hereto. The Lease, as modified by this First Amendment, supercedes any prior understanding, whether oral or written, by the parties, with respect to the subject matter thereof. Except as specifically set forth herein, all other terms, covenants, agreements and provisions of the Lease shall continue and remain in full force and effect, and the Lease hereby is in all respects ratified and confirmed. In the event of any conflict between this First Amendment and the Lease, the terms and of this First Amendment shall control and shall be paramount and the Lease shall be construed accordingly.

3. Counterparts. This First Amendment may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above-written.

“Landlord”			“Tenant”

R. B. INCOME PROPERTIES, a California limited partnership			VERUS PHARMACEUTICALS, INC., a California corporation

By:	RBI PROPERTY MANAGEMENT, LLC, a Delaware limited liability company, as General Partner		By: Name: Its:	/s/ Robert W . Keith Robert W . Keith President & Chief Operating Officer

	By:	/s/ Thomas G. Blake	By:	/s/ Richard G. Vincent
		THOMAS G. BLAKE, President	Name:	Richard G. Vincent
			Its:	Chief Financial Officer